--------------------------------------------------------------------------------
                                  EXHIBIT 6.5
                    FORM OF GROUP VARIABLE ANNUITY CONTRACT
                        FOR HR-10 PLANS, FORM TA-VAH-TP
--------------------------------------------------------------------------------

                              American United Life
                                INSURANCE COMPANY

GROUP POOLED EQUITY FUND B CONTRACT NO.

CONTRACT HOLDER

CONTRACT DATE

American United Life Insurance Company ("Company") agrees to make the payments provided by this contract.

This contract is issued in consideration of the application for this contract and of the payment to the Company of Contributions as provided in this contract. This contract provides for investment in Pooled Equity Fund B, and supplements Group Annuity Contract which provides for fixed-dollar benefits and which shall hereinafter be referred to as the "Companion Contract".

The provisions and tables on the following pages are part of this contract.

This contract is delivered in

Signed at the Home Office of the Company on the Contract Date.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY

                                        By /s/ Jack Reich
                                        --------------------------------------
                                             President

                                        By: /s/ J. Harold Thompson
                                        --------------------------------------
                                             Secretary

                             Group Annuity Contract
                        Equity Fund - Variable Annuities
                                  Participating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AS HEREIN PROVIDED AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TA-VAH;TP

                               TABLE OF CONTENTS

ARTICLE I       DEFINITIONS

Section 1 ----- Definitions

ARTICLE II      PARTICIPANTS

Section 1 ----- Active Participant

Section 2 ----- Inactive Participant

Section 3 ----- Cessation of Participation

ARTICLE III     CONTRIBUTIONS TO THE COMPANY

Section 1 ----- Employer Contributions
Section 2 ----- Participant Voluntary Contributions
Section 3 ----- Payment of Contributions
Section 4 ----- Transferred Contributions
Section 5 ----- Application of Contributions
Section 6 ----- Credit of Accumulation Units
Section 7 ----- Grace Period
Section 3 ----- Cessation of Contributions

ARTICLE IV      VALUATION

Section 1 ----- Gross Investment Rate and Net Investment Rate
Section 2 ----- Net Investment Factor
Section 3 ----- Accumulation Unit Value
Section 4 ----- Annuity Unit Value

ARTICLE V       BENEFITS

Section 1 ----- Variable Retirement Annuity
Section 2 ----- Optional Variable Annuity Settlements
Section 3 ----- Amount of Variable Retirement Annuity
Section 4 ----- Transfer Option
Section 5 ----- Termination Benefits
Section 6 ----- Death Benefits
Section 7 ----- Withdrawal Benefits

TA-VAH;TC

ARTICLE VI      GENERAL PROVISIONS

Section l ----- Certificates
Section 2 ----- Beneficiary
Section 3 ----- Dividends
Section 4 ----- Contract
Section 5 ----- Waiver and Modification
Section 6 ----- Amendments
Section 7 ----- Not Transferable
Section 8 ----- Misstatements
Section 9 ----- Information, Proofs and Determination of Facts
Section 10 ---- Frequency of Payments
Section 11 ---- Facility of Payment
Section 12 ---- Relation of This Contract to Pooled Equity Fund B
Section 13 ---- Deferment
Section 14 ---- Voting
Section 15 ---- Pronouns

TABLES

TA-VAH-TC(2)

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1--DEFINITIONS. Yearly Date is the Contract Date and the same day of each year thereafter.

MONTHLY DATE is the Contract Date and the same day of each month thereafter.

CONTRACT YEAR is a period of one year beginning on a Yearly Date.

Trust is the ___________________ as in effect on the date this contract is executed by the Company and on file with the Company and as amended from time to time by Amendment filed by the Contractholder at the Home Office of the Company.

PARTICIPATING EMPLOYER is an Employer as defined in the Trust.

PARTICIPANT is as set out in Article II.

POOLED EQUITY FUND B is that segregated investment Account entitled "American United Life Pooled Equity Fund B" which has been established by the Company for this and other variable annuity contracts sold by the Company which are fundable and computable as to payments or benefits on the basis of experience factors of such account, the assets of which are set aside by the Company from contributions received under such contracts.

VALUATION PERIOD is that period beginning immediately after a valuation of Pooled Equity Fund B and ending with the next valuation of Pooled Equity Fund B. Valuations shall occur as of the close of trading on the New York Stock Exchange on each day during which the Exchange is open for trading.

PARTICIPANT'S INDIVIDUAL ACCOUNT is the sum of the accumulation units credited to such Participant.

NORMAL RETIREMENT DATE for a Participant is defined in the Trust.

ANUITY COMMENCEMENT DATE is the date, for a Participant, on which the first monthly annuity payment under this contract is payable by the Company.

CONTRIBUTIONS are Employer Contributions and Participant Voluntary Contributions as set out in Article III.

VARIABLE RETIREMENT ANNUITY is a series of retirement payments under this contract in amounts which may vary from time to time because of the investment results of Pooled Equity Fund B.

COMPANION CONTRACT is the Group Annuity Contract issued by the Company to the ! Contractholder which provides for fixed dollar annuity payments which are guaranteed as to dollar amount throughout the payment period.

TA-VAH;1--1

                                   ARTICLE II

                                  PARTICIPANTS

SECTION 1--ACTIVE PARTICIPANT. An employee of a Participating Employer shall become an Active Participant on the earliest date on which he meets all of the requirements set forth in the Trust. A former Participant shall become an Active Participant only as provided in the Trust.

SECTION 2--INACTIVE PARTICIPANT. An Active Participant shall become an Inactive Participant on the earliest of the following dates:

(a) The date he no longer meets all of the requirements, set forth in the Trust, to continue as an Active Participant.

(b)  The day following his Annuity Commencement Date.

(c)  The  effective  date of Cessation of  Contributions  pursuant to Section 6,
     Article III.

SECTION 3--CESSATION OF PARTICIPATION. A Participant shall cease to be a Participant on the date of his death.

TA-VAH;2--1,2,3

                                  ARTICLE III

                          CONTRIBUTIONS TO THE COMPANY

SECTION 1--EMPLOYER CONTRIBUTIONS. The amount of each Contribution made by a Participating Employer as to each Participant shall be equal to the amount allocated to such Participant under the Trust as reported by the Participating Employer to the Company.

SECTION 2--PARTICIPANT VOLUNTARY CONTRIBUTIONS. An Active Participant who elects to do so may make voluntary contributions in accordance with the provisions of the Trust.

SECTION 3--PAYMENT OF CONTRIBUTIONS. All Contributions, except Transferred Contributions, are payable by the Trustee directly to the Company at its Home Office in Indianapolis, Indiana.

SECTION 4--TRANSFERRED CONTRIBUTIONS. A Participant may, prior to his Annuity Commencement Date, by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to transfer a portion or all of his accumulated interest under the Companion Contract to his Participant's Individual Account under this Contract. The amount so transferred is designated as a Transferred Contribution.

SECTION 5--APPLICATION OF CONTRIBUTIONS. The Company shall deduct for its sales and administrative service (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B) (i) 6% of each Contribution made for such Partcipant until Contributions under this Contract plus any contributions made for such Participant under any other Fund B contract owned by the Contractholder total $5,000, and (ii) 4% of any Contributions made thereafter for such Participant. The Company will invest the balance of such Contributions in Pooled Equity Fund B.

SECTION 6--CREDIT OF ACCUMULATION UNITS. The number of accumulation units credited to a Participant's Individual Account as a result of investing such balance shall be determined by dividing such balance by the dollar value of an accumulation unit next computed following receipt of such Contribution by the Company at its Home Office. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units.

SECTION 7--GRACE PERIOD. A grace period of thirty-one days will be allowed for payment of any Contribution prescribed by the Trust.

SECTION 8--CESSATION OF CONTRIBUTIONS. Cessation of Contributions shall occur as of a Yearly Date with respect to a particular Participating Employer, if an

TA-VAH;3--1,2,3,4,5,6,7,8
amount equal to the aggregate of the Contributions prescribed by the Trust is not paid to the Company before or within the grace period as to the payment of such Contributions.

Cessation of Contributions shall also occur on the date any amendment to the Trust which affects the duties or obligations of the Company is received by the Company at its Home Office (or the effective date of such amendment, if later) if the Company gives written notice to the Contractholder within thirty days after receipt by the Company of such amendment that such amendment is not acceptable to the Company.

Cessation of Contributions shall also occur with respect to a particular Participating Employer on any Yearly Date if prior to such Yearly Date such Participating Employer has given written notice to the Company that cessation is to be effective as of such Yearly Date.

On and after the effective date of Cessation of Contributions with respect to a particular Participating Employer, no further employees shall become Participants, no further Contributions shall be payable, and the Company shall not be liable for the payment of any benefits other than those provided by the Contributions previously received.

TA-VAH;3--8(2)

                                   ARTICLE IV

                                   VALUATION

SECTION 1--GROSS INVESTMENT RATE AND NET INVESTMENT RATE. The Gross Investment rate of Pooled Equity Fund - for each Valuation Period is equal to (i) the investment income and capital gains and losses for such Valuation Period, whether realized or unrealized, on the assets of Pooled Equity Fund B less a deduction for any applicable taxes and less expenses of Pooled Equity Fund B which are not the contractual liability of the Company divided by (ii) the value of such assets of Pooled Equity Fund B at the beginning of such Valuation Period. Such Gross Investment Rate may be either positive or negative. The Net Investment Rate of Pooled Equity Fund B for any Valuation Period is equal to such Gross Investment Rate expressed in decimal form to seven places less a deduction of .0000328 for each Calendar day in the Valuation Period, which deduction reflects the fee payable to the Company for its mortality risk and expense guarantees and its investment management services (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B.)

SECTION 2--NET INVESTMENT FACTOR. The net investment factor for each Valuation Period is the sum of 1.0000000 plus the Net Investment Rate for that Valuation Period.

SECTION 3--ACCUMULATION UNIT VALUE. The value of an accumulation unit was established at $1.0000000 on April 3, 1969. The value of an accumulation unit at the end of any specific Valuation Period thereafter is determined by multiplying such value at the end of the previous Valuation Period by the Net Investment Factor for that specific Valuation Period.

SECTION 4--ANNUITY UNIT VALUE. The value of an annuity unit was established at $1.0000000 on April 3, 1969. The value of an annuity unit at the end of any specific Valuation Period thereafter is determined by multiplying the value of an annuity unit at the end of the previous Valuation Period by .9999058 for each calendar day in the specific Valuation Period and by the Net Investment Factor for the specific Valuation Period.

TA-VAH;4--1,2,3,4

                                   ARTICLE V

                                    BENEFITS

SECTION 1--VARIABLE RETIREMENT ANNUITY. Prior to a Participant's Annuity Commencement Date, the Participant may file a written request with the Company at its Home Office on a form satisfactory to the Company to select one of the Optional Variable Annuity Settlements, and on the date such annuity is to commence, the Company shall apply all accumulation units then in the Participant's Individual Account to provide a Variable Retirement Annuity on the selected settlement. The Company may require evidence satisfactory to it of the good health of the Participant or contingent annuitant before approving any such request, unless such request is made within six months of the date on which the Participating Employer became a Participating Employer under the Trust, or more than three years prior to the Annuity Commencement Date for such Participant. In the absence of written notice of election by the Participant given to the Company at least 30 days prior to the date Variable Retirement Annuity payments are to begin, the Variable Retirement Annuity will be the ten years Certain and Life Annuity. The Company reserves the right to require proof satisfactory to it of the age of any Annuitant and any contingent annuitant prior to making the first payment under any option.

SECTION 2--OPTIONAL VARIABLE ANNUITY SETTLEMENTS.

Option l -- Life Annuity. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

Option 2 -- Certain and Life Annuity. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than a stated certain period, which may be five, ten, fifteen or twenty years, as elected, annuity payments will be continued during the remainder of said period to the beneficiary designated by the Annuitant.

Option 3 -- Survivorship Annuity. An annuity payable monthly during the lifetime of the Annuitant, and after the death of the Annuitant, 66 2/3% or 100% (as specified in the election) of such annuity will be paid to the contingent annuitant named in the election if and so long as such contingent annuitant lives. An election of this option shall be automatically cancelled if either the contingent annuitant or Participant dies prior to his Annuity Commencement Date.

Option 4 -- Unit Refund Life Annuity. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant, provided that, at the death of the
Annuitant,   the  beneficiary  designated  by  the  Annuitant  will  receive  an additional

TA-VAH;5--1,2
payment of the ten dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this option divided by the annuity unit value at the Annuity Commencement Date and
(b) is the number of annuity units represented by each monthly payment multiplied by the number of monthly payments made.

Any other option that is mutually agreed upon between the Participant and the Company will be made available.

Provided, however, in no event shall any option selected provide a Retirement Annuity to the Participant or to the Participant and his Spouse which will extend for a period beyond the life expectancy of such Participant or such Participant and his Spouse as determined on the date the Participant retires.

The first payment under any option will be determined in accordance with Section 3 of this Article.

SECTION 3--AMOUNT OF VARIABLE RETIREMENT ANNUITY. The Tables contained herein show the dollar amount of the first monthly payment which can be purchased with $1,000 of value in the Participant's Individual Account, after deduction of any applicable premium taxes. The value of the Participant's Individual Account will be computed at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date.

The amount of the first monthly payment shall be divided by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date to determine the number of annuity unite on which subsequent payments are based. The amount of each monthly Variable Retirement Annuity payment after the first monthly payment will be equal to such number of annuity units multiplied by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the month in which the payment is due.

SECTION 4--TRANSFER OPTION. A Participant may, prior to his Annuity Commencement Date, by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to transfer a portion or all of his Participant's Individual Account to the Companion Contract. The Company will transfer the value of such portion of the Participant's Individual Account to the Participant's Accumulated Deposits under the Companion Contract, at the end of the Valuation Period in which such request is received or at the end of any later Valuation Period selected by the Participant.

SECTION 5--TERMINATION BENEFITS. If a Participant terminates employment prior to his Annuity Commencement Date, subject to any applicable provisions of the Trust, he may elect to:

(a) Have his Participant's Individual Account applied to provide Variable Retirement Annuity payments under one of the Optional Variable Annuity

TA-VAH;5--3 4 5

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 1--CERTIFICATES. The Company shall issue to the Participating Employer for delivery to each Participant an individual certificate. Such certificate shall not constitute a part of this contract.

SECTION 2--BENEFICIARY. The beneficiary is as designated on the Company's records in accordance with the Participant's written request. Any Participant may change his beneficiary by filing written notice in form satisfactory to the Company. When the change is recorded by the Company, the change will take effect as of the date the notice was signed, except that it will not apply to any action taken by the Company before the notice was received at the Home Office.

If at the death of a Participant there is no living person designated to receive any remaining payments, the Company will pay in a single sum to such Participant's estate the present value of any remaining income payments certain under Option 2, commuted on the basis of interest at the rate used in determining the amount of the first income payment. The amount of each remaining income payment certain will be calculated using the annuity unit value on the date the present value is determined.

SECTION 3--DIVIDENDS. The proportion of the divisible surplus, if any, as determined by the Company accruing on this Contract shall be ascertained annually by the Company and shall be apportioned to this Contract on each Yearly Date, after the Contract Date.

Such dividends shall be allocated by the Company amongst the Participating Employers. Any such dividend allocated to a Participating Employer shall be reallocated to the Participants of such Participating Employer in the proportion that the amount of a Participant's Accumulation Value on such Yearly Date bears to the sum of the Accumulation Value, on such Yearly Date, for all such Participants of such Participating Employer. Dividends will be applied to provide additional accumulation units. The number of accumulation units credited to a Participant's Individual Account shall be determined by dividing the dividend reallocated to such Participant by the dollar value of an accumulation unit computed at the first valuation on or after such Yearly Date.

SECTION 4--CONTRACT. This Contract and the application of the Contractholder, a copy of which is attached hereto and made a part hereof, shall constitute the entire contract between the parties. Except to the extent specified in this Contract, the Company is not a party to nor bound by any trust or plan.

SECTION 5--WAIVER AND MODIFICATION. No agent or other person, except an Officer of the Company has power on behalf of the Company to modify this Contract,

TA-VAH;6--1,2,3,4,5

                         TABLE OF BENEFIT OPTION VALUES

Amounts shown in Table I are based upon the 1951 Group Annuity Table, projected to 1967 by Scale C, with interest at the rate of 3 1/2% per annum. Amounts shown in Table I are for exact adjusted ages and must be interpolated between ages for each full month of adjusted age in excess of the exact age. For convenience in interpolation Table II gives the addition to Table I for each month of adjusted age in excess of that exact age.

The adjusted age is determined by the following process:

MALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2. Deduct one month for each year his calendar year of birth exceeds 1900AD, or add one month for each year his calendar year of birth precedes l900AD.

FEMALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2.   Deduct five years from such age, and

3. Deduct one month for each year her calendar year of birth exceeds 1900AD, or add one month for each year her calendar year of birth precedes 1900AD.

All monthly payments will be rounded to the nearest cent with exact one-half cents rounded up.

Example: A male participant born on June 15, 1903 decides to retire and receive his first annuity check on January 1, 1968. His exact age on January 1, 1968 is 64 years, 6 months and 16 days. His calendar year of birth exceeds 1900AD by 3 years and therefore his adjusted age is 64 years and 3 months. His annuity payable for life with 120 payments guaranteed is $6.6296 plus 3 times 0.0142 or $6.6722 per $1,000 of proceeds applied on January 1, 1968.

A female participant born on the same date and retiring on the same date would have an adjusted age of 59 years and 3 months and her annuity on the same option would be $5.8700 plus 3 times 0.0117 or $5.9051 per $1,000 of proceeds applied on January 1, 1968.

                                    TABLE I

Dollar Amount of the First Monthly Payment Which is Purchased with Each $1,000 of Proceeds Applied for Each Full Year of Adjusted Exact Age.

Adjusted          Options 1, 2 and 4 - Single Life Annuities
Exact Age-----------------------------------------------------------------------
in Full                            Period Certain
        -------------------------------------------------------------      Unit
Years      None      5 Years     10 Years      15 Years      20 Years    Refund
-------------------------------------------------------------------------------

45        $4.5100    $4.5004     $4.4696       $4.4196       $4.3400     $4.3396
46         4.5904     4.5796      4.5404        4.4796        4.3904      4.3804
47         4.6696     4.6600      4.6196        4.5504        4.4504      4.4404
48         4.7596     4.7500      4.7000        4.6200        4.5104      4.5100
49         4.8496     4.8400      4.7804        4.6896        4.5704      4.5796

50         4.9504     4.9300      4.8704        4.7700        4.6304      4.6504
51         5.0500     5.0296      4.9604        4.8504        4.6904      4.7296
52         5.1604     5.1304      5.0600        4.9296        4.7600      4.8004
53         5.2696     5.2396      5.1596        5,0196        4.8200      4.8904
54         5.3896     5.3596      5.2604        5.1000        4.8800      4.9804

55         5.5204     5.4796      5.3696        5.1900        4.9496      5.0704
56         5.6596     5.6104      5.4896        5.2800        5.0096      5.1604
57         5.8000     5.7496      5.6096        5.3796        5.0804      5.2696
58         5.9500     5.8996      5.7404        5.4804        5.1404      5.3704
59         6.1204     6.0604      5.8700        5.5800        5.2004      5.4904

60         6.2896     6.2200      6.0104        5.6796        5.2604      5.6104
61         6.4804     6.4000      6.1604        5.7804        5.3204      5.7304
62         6.6904     6.5896      6.3104        5.8800        5.3696      5.8600
63         6.9100     6.7900      6.4700        5.9796        5.4200      6.0004
64         7.1404     7.0096      6.6296        6.0804        5.4704      6.1504

65         7.3900     7.2400      6.8000        6.1800        5.5100      6.3100
66         7.6600     7.4800      6.9800        6.2796        5.5496      6.4696
67         7.9504     7.7404      7.1600        6.3696        5.5904      6.6400
68         8.2600     8.0104      7.3400        6.4596        5.6204      6.8296
69         8.5996     8.2996      7.5200        6.5400        5.6396      7.0204

70         8.9596     8.6104      7.7096        6.6204        5.6696      7.2196
71         9.3496     8.9296      7.8896        6.6900        5.6804      7.4404
72         9.7804     9.2800      8.0696        6.7596        5.6996      7.6696
73        10.2400     9.6400      8.2496        6.8100        5.7104      7.9000
74        10.7296    10.0096      8.4200        6.8604        5.7200      8.1496

75        11.2696    10.4104      8.5796        6.9096        5.7296      8.4196

                  OPTION 3 - Survivorship Annuity Sample Values

Adjusted          Portion Payable to the Surviving Contingent Annuitant
Exact Age         --------------------------------------------------------------
of the         100%     100% 100% 66 2/3% 66 2/3%          66 2/3%
Annuitant               Adjusted Exact Age in Full Years of the
in Full Years              Surviving Contingent Annuitant

               55          60           65           55            60       65
               --          --           --           --            --       --

50            4.4616       --           --         4.6128          --       --
55            4.6836     4.8876       5.0784       4.9332        5.0820   5.2176
60            4.8876     5.1864       5.4828       5.2812        5.5092   5.7288
65            5.0784     5.4828       5.9160       5.6700        6.0000   6.3372
70              --       5.7360       6.3288          --         6.5184   7.0152

Values for ages not shown in these Tables will be furnished any Participant upon request and will be calculated on the same basis as those shown in these Tables.

                  TABLE II - Interpolation Factor for Table I

Dollar Amount to be added to Table I for each Full Month of Adjusted Age in Excess of the Adjusted Exact Age in Full Years.

Table I                  Options 1, 2 and 4 - Single Life Annuities
Adjusted   ---------------------------------------------------------------------
Exact Age                           Period Certain
In Full    --------------------------------------------------------------
                                                                          Unit
Years         None   5 Years     10 Years      15 Year       20 Years    Refund
--------------------------------------------------------------------------------

55        $0.0116    $0.0109     $0.0100       $0.0075       $0.0050     $0.0075
56         0.0117     0.0116      0.0100        0.0083        0.0059      0.0091
57         0.0125     0.0125      0.0109        0.0084        0.0050      0.0084
58         0.0142     0.0134      0.0108        0.0083        0.0050      0.0100
59         0.0141     0.0133      0.0117        0.0083        0.0050      0.0100

60         0.0159     0.0150      0.0125        0.0084        0.0050      0.0100
61         0.0175     0.0158      0.0125        0.0083        0.0041      0.0108
62         0.0183     0.0167      0.0133        0.0083        0.0042      0.0177
63         0.0192     0.0183      0.0133        0.0084        0.0042      0.0125
64         0.0208     0.0192      0.0142        0.0083        0.0033      0.0133

65         0.0225     0.0200      0.0150        0.0083        0.0033      0.0133
66         0.0242     0.0217      0.0150        0.0075        0.0034      0.0142
67         0.0258     0.0225      0.0150        0.0075        0.0025      0.0158
68         0.0283     0.0241      0.0150        0.0067        0.0016      0.0159
69         0.0300     0.0259      0.0158        0.0067        0.0025      0.0166

70         0.0325     0.0266      0.0150        0.0058        0.0009      0.0184
71         0.0359     0.0292      0.0150        0.0058        0.0016      0.0191
72         0.0383     0.0300      0.0150        0.0042        0.0009      0.0192
73         0.0408     0.0308      0.0142        0.0042        0.0008      0.0208
74         0.0450     0.0334      0.0133        0.0041        0.0008      0.0225

                                                                           149